UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014 (April 9, 2014)

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 9, 2014, The Wendy’s Company (the “Company”) and its President and Chief Executive Officer, Emil J. Brolick, agreed to extend his employment term pursuant to the Employment Agreement entered into on September 1, 2011 (the “Employment Agreement”). The Employment Agreement presently provides that Mr. Brolick’s employment will end on September 12, 2014 (the “Term”); provided, however, that prior to the end of the Term, the parties may agree to a single one-year extension of the Term on mutually satisfactory terms. The parties agreed to enter into an amendment to the Employment Agreement on mutually satisfactory terms prior to September 12, 2014 to reflect the extension of the Term.

The information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.  Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY
(Registrant)
Date: April 10, 2014	By:/s/ Dana Klein
Dana Klein
Senior Vice President - Corporate and Securities Counsel, and
Assistant Secretary